Exhibit 4.5

Execution Copy

ENBRIDGE EMPLOYEE SERVICES, INC.

PENSION ADMINISTRATION COMMITTEE

ACTION IN WRITING

Pursuant to Section 10.2 of the Enbridge Employee Services, Inc. Employees’ Savings Plan, the Enbridge Employee Services, Inc. Pension Administration Committee (the “Committee”) adopted the following resolutions at a meeting of the Committee duly held on the 10th day of December 2019, at which a quorum was present.

APPROVAL OF THE FIRST AMENDMENT TO THE

ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN

WHEREAS, Enbridge Employee Services, Inc. (the “Company”) sponsors and maintains the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Savings Plan”), as amended and restated effective January 1, 2019, for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 10.2 of the Savings Plan, the Committee has the authority to amend the Savings Plan via the adoption of a resolution of the Committee, provided that the amendment is (a) non-material or (b) required in order to maintain the Savings Plan in compliance with changes in applicable law or regulation; and

WHEREAS, the Committee now desires to amend the Savings Plan, in the form set forth as the “First Amendment to the Enbridge Employee Services, Inc. Employees’ Savings Plan” (the “First Amendment”), as attached hereto as Exhibit A, and has determined that the First Amendment is non-material;

NOW THEREFORE, BE IT RESOLVED, that the Committee hereby approves, ratifies, confirms, and adopts the First Amendment, as set forth in Exhibit A hereto for review by the members of the Committee, and authorizes any one of the members of the Committee to execute the First Amendment; and

FURTHER RESOLVED, that the Committee hereby authorizes the members of the Committee, and each such member individually, to take whatever action that they, he or she may deem necessary or appropriate to effectuate the intent of the foregoing resolutions, including making non-material changes, additions or deletions to the First Amendment, or deferring or accelerating the effective date of the First Amendment or any provision therein, to the extent that such modification of the effective date does not conflict with applicable provisions of the Internal Revenue Code, and delivering a copy of the executed First Amendment to the Trustee for the Savings Plan.

[Signature page follows]

IN WITNESS WHEREOF the undersigned member of the Committee has executed this Action in Writing, on this 10th day of December 2019.

By:	/s/ Steve Neyland
Steve Neyland,
Vice President Finance & Business Partners
on behalf of the Enbridge US Pension
Administration Committee

EXHIBIT A

FIRST AMENDMENT TO THE

ENBRIDGE EMPLOYEE SERVICES, INC, EMPLOYEES’ SAVINGS PLAN

(AS AMENDED AND RESTATED GENERALLY EFFECTIVE JANUARY 1, 2019)

Pursuant to Section 10.2 of the Enbridge Employee Services, Inc. Employees’ Savings Plan, as amended (the “Savings Plan”), the Enbridge Employee Services, Inc. Pension Administration Committee (the “Committee”) has reviewed and approved this First Amendment at a meeting of the Committee that was duly called and held on the 10th day of December 2019, at which a quorum was present.

1. Effective as of January 1, 2020, Section 8.12.3(e) of the Plan is hereby amended and replaced, in its entirety, with the following new Section 8.12.3(e):

(e) [RESERVED]

2. Effective as of January 1, 2020, Section 8.12.4 of the Plan is hereby amended and replaced, in its entirety, with the following new Section 8.12.4:

8.12.4. Automatic Rollover. Notwithstanding any provision in the Plan, including any provision in Subsection 8.12.3, to the contrary, in the event of a mandatory distribution in accordance with the provisions of Subsection 8.8.3, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with this Section 8.12, or to receive the distribution directly in accordance with Subsections 8.3.l, then the Plan Administrator will make the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. To the extent that a Participant’s Account is subject to the automatic distribution requirements of this Section 8.12.4. the Participant’s Roth Contributions Account, and, if applicable, the Participant’s Roth Rollover Account, will be made in a direct rollover to a Roth IRA designated by the Plan Administrator.

As amended hereby, the Savings Plan is hereby specifically ratified and reaffirmed in its entirety.

To record this First Amendment, the undersigned member of the Committee and officer of Enbridge Employee Services, Inc., pursuant to the authorization of the Committee, hereby approves, ratifies, confirms and executes the First Amendment on this 10th day of December 2019 to be effective as stated herein.

By:	/s/ Steve Neyland
Steve Neyland,
Vice President Finance & Business Partners
on behalf of the Enbridge US Pension
Administration Committee

3